       As filed with the Securities and Exchange Commission on November 29, 2001


                                                    Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------

                       NANOPHASE TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                         36-3687863
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                         Identification No.)

                              1319 Marquette Drive
                           Romeoville, Illinois 60446

               (Address of Principal Executive Offices) (Zip Code)

           NANOPHASE TECHNOLOGIES CORPORATION EQUITY COMPENSATION PLAN

                            (Full title of the plan)

                    JOSEPH E. CROSS, CHIEF EXECUTIVE OFFICER
                       NANOPHASE TECHNOLOGIES CORPORATION

                              1319 Marquette Drive
                           Romeoville, Illinois 60446

                     (Name and address of agent for service)

                                 (630) 771-6708

          (Telephone number, including area code, of agent for service)

                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================

     Title of each                                  Proposed maximum        Proposed maximum
  class of securities         Amount to be         offering price per      aggregate offering         Amount of
    to be registered          registered(1)             share(2)                price(2)           registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par
value)                           900,000                $6.28                 $5,652,000              $1,413.00
======================================================================================================================


(1) Pursuant to Rule 416(a) and 416(c), the number of shares being registered shall include (a) an indeterminate number of shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the Equity Compensation Plan and (b) such indeterminate amount of interests in the plan that are deemed to be separate securities under the Security Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices reported on the Nasdaq Stock Market for the Registrant's Common Stock on November 28, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Nanophase Technologies Corporation Equity Compensation Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation Of Documents By Reference

     The following documents previously filed by Nanophase Technologies Corporation (the "Company") with the Commission are incorporated by reference in this Registration Statement:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-22333);

     (b) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Company's Annual Report described in (a) above;

     (c) the description of the Company's Common Stock contained in the Company's registration statement on Form S-1/A filed with the Commission on November 26, 1997 (file no. 333-36937), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document all or part of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description Of Securities

         Not Applicable.

Item 5.   Interests Of Named Experts And Counsel

         Not Applicable.

Item 6.   Indemnification Of Officers And Directors

     Article VII of the Company's Certificate of Incorporation provides that the company shall indemnify its directors to the full extent permitted by the General Corporation Law of the State of Delaware and may indemnify its officers and employees to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. The Company has entered into indemnity agreements with each of its directors and its executive officers. These agreements require the Company, among other things, to indemnify such individuals against certain liabilities that may arise by reason of their status or service as directors or executive officers, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' liability insurance if available on reasonable terms.

     In addition, Article VII of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification or directors and officers in certain circumstances.

     The Company maintains a directors' and officers' insurance policy which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

Item 7.    Exemption From Registration Claimed

     Not Applicable.

Item 8.    Exhibits

Exhibit No.     Description
-----------     -----------

4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's 10-K for the year ended December 31, 1997).

4.2 Bylaws of the Company, as amended and restated (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

4.3             2001 Nanophase Technologies Corporation Equity Compensation Plan

5               Opinion of Wildman, Harrold, Allen & Dixon

23.1            Consent of Ernst & Young, LLP

23.2            Consent of Wildman, Harrold, Allen & Dixon (included in Exhibit
                5)

24 Power of Attorney (included in the signature page of the Registration Statement)

Item 9.   Undertakings

      a. The Company hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      b. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      c. The Company hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      d. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      e. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware Corporation Law, the Certificate of Incorporation of the Company and the By-Laws of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 28, 2001.

                                 NANOPHASE TECHNOLOGIES CORPORATION

                                 By    /s/ JOSEPH E. CROSS
                                       ---------------------------
                                                Joesph E. Cross
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph E. Cross and Jess Jankowski, or either of them, as his attorney-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities (including without limitation, as Director and/or principal Executive Officer, principal Financial Officer, principal Accounting Officer or any other officer of the Company), to sign and execute this Registration Statement on Form S-8 and any amendment or amendments, including post-effective amendments thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform any and all acts and things requisite and necessary to be done, and hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on November 28, 2001.

     Signature                     Title

By:  /s/ JOSEPH E. CROSS           President, Chief Executive Officer
    ------------------------       (Principal Executive Officer) and a Director
     Joseph E. Cross

By:  /s/ JESS JANKOWSKI            Acting Chief Financial Officer, Corporate
    ------------------------       Controller, Treasurer and Secretary
     Jess Jankowski                (Principal Financial and  Accounting Officer)


By:  /s/ DONALD S. PERKINS         Chairman of the Board and Director
    ------------------------
     Donald S. Perkins

By:  /s/ JAMES HENDERSON           Director
    ------------------------
     James Henderson

By:  /s/ JERRY PEARLMAN            Director
    ------------------------
     Jerry Pearlman

By:  /s/ JAMES A. MCCLUNG          Director
    ------------------------
     James A. McClung

By:  /s/ RICHARD W. SIEGEL         Director
    ------------------------
     Richard W. Siegel

                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------

4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's 10-K for the year ended December 31, 1997).

4.2 Bylaws of the Company, as amended and restated (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

4.3           2001 Nanophase Technologies Corporation Equity Compensation Plan

5             Opinion of Wildman, Harrold, Allen & Dixon

23.1          Consent of Ernst & Young, LLP

23.2          Consent of Wildman, Harrold, Allen & Dixon (included in Exhibit 5)

24 Power of Attorney (included in the signature page of the Registration Statement)